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                                                                      Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bank South Corporation of our report dated January 19, 1995, included in the 1994 Annual Report to Shareholders of Bank South Corporation.

We also consent to the incorporation by reference in the Bank South Corporation
(1) Registration Statement (Form S-8 No. 33-23592) dated August 1, 1988, (2) Registration Statement (Form S-8 No. 2-87371) as amended on February 27, 1987,
(3) Registration Statement (Form S-8 No. 33-19257) dated December 23, 1987, (4) Registration Statement (Form S-8 No. 33-19256) dated December 23, 1987, (5) Registration Statement (Form S-3 No. 33-46896) as amended on April 21, 1992,
(6) Registration Statement (Form S-3 No. 33-61470) dated April 22, 1993, (7) Registration Statement (Form S-8 No. 33-61518) dated April 23, 1993, (8) Registration Statement (Form S-8 No. 33-61522) dated April 23, 1993, (9) Registration Statement (Form S-8 No. 33-61526) dated April 23, 1993, (10) Registration Statement (Form S-8 No. 33-66254) dated July 20, 1993, (11) Registration Statement (Form S-8 No. 33-52791) dated March 18, 1994, and (12) Registration Statement (Form S-8 No. 33-57791) dated February 22, 1995, of our report dated January 19, 1995, with respect to the financial statements of Bank South Corporation incorporated herein by reference.




Atlanta, Georgia
March 29, 1995